                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           ELTRON INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (4)  Date Filed:

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

                           ELTRON INTERNATIONAL, INC.
                                41 MORELAND ROAD
                         SIMI VALLEY, CALIFORNIA 93065

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 14, 1998

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Eltron International, Inc., a California corporation (the "Company"), will be held at the Radisson Hotel, 999 Enchanted Way, Simi Valley, California 93065, on May 14, 1998 at 2:00 p.m., local time, for the following purposes:

     1. To elect members of the Board of Directors to serve until the next Annual Meeting of Shareholders;

     2. To approve an amendment to the Company's 1996 Stock Option Plan to increase by 325,000 the number of shares of the Company's Common Stock available for future option grants; and

     3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on April 2, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. Only shareholders of record at the close of business on the record date will be entitled to vote at the meeting and any adjournments thereof.

     Accompanying this Notice are a Proxy and Proxy Statement. IF YOU WILL NOT BE ABLE TO ATTEND THE MEETING TO VOTE IN PERSON PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE. The Proxy may be revoked by you at any time prior to its use at the meeting.

                                          By Order of the Board of Directors,

                                          /s/ Kriston D. Qualls

                                          Kriston D. Qualls
                                          Secretary
Simi Valley, California
April 10, 1998

                           ELTRON INTERNATIONAL, INC.
                                41 MORELAND ROAD
                         SIMI VALLEY, CALIFORNIA 93065

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 14, 1998

                                PROXY STATEMENT

                                  INTRODUCTION

     This Proxy Statement is furnished to the shareholders of Eltron International, Inc., a California corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company. The proxies solicited hereby are to be voted at the Annual Meeting of Stockholders of the Company to be held on May 14, 1998 at 2:00 p.m., and at any and all adjournments thereof (the "Annual Meeting").

     A form of proxy is enclosed for your use. The shares represented by each properly executed unrevoked proxy will be voted as directed by the shareholder executing the proxy. If no direction is made, the shares represented by each properly executed unrevoked proxy will be voted "FOR" (i) the election of the Company's nominees to the Board of Directors and (ii) the amendment of the Company's 1996 Stock Option Plan to increase by 325,000 the number of shares of the Company's Common Stock available for future option grants. With respect to any other item of business that may come before the Annual Meeting, the proxy holders will vote the proxy in accordance with their best judgment.

     Any proxy given may be revoked at any time prior to the exercise thereof by filing with Kriston D. Qualls, Secretary of the Company, an instrument revoking such proxy or by the filing of a duly executed proxy bearing a later date. Any shareholder present at the meeting who has given a proxy may withdraw it and vote his or her shares in person if such shareholder so desires.

     It is contemplated that the solicitation of proxies will be made primarily by mail and, if necessary, the officers, agents and employees of the Company may communicate with shareholders, banks, brokerage houses and others by telephone, telegraph, or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. The Company also may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares eligible to vote at the Annual Meeting and will reimburse them for their expenses in so doing. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but it may do so if it should appear that a quorum may not be obtained. This Proxy Statement and the accompanying form of proxy are first being mailed to shareholders on or about April 14, 1998.

                               VOTING SECURITIES

     Only holders of record of the Company's voting securities at the close of business on April 2, 1998 are entitled to notice of and to vote at the Annual Meeting. As of April 2, 1998, the Company had issued and outstanding 7,651,817 shares of the Company's Common Stock ("Common Stock"), the holders of which are entitled to vote at the Annual Meeting. Each share of Common Stock that was issued and outstanding on April 2, 1998 is entitled to one vote at the Annual Meeting. The presence, in person or by proxy, of shareholders holding at least a majority of the votes entitled to be cast by all shareholders will constitute a quorum for the transaction of business at the Annual Meeting.

     Stockholders may cumulate their votes with respect to the election of directors of the Company if one or more shareholders give notice at the Annual Meeting, prior to voting, of an intention to cumulate votes for a nominated director. A shareholder may cumulate votes either by casting for the election of one nominee the number of votes equal to the number of directors to be elected multiplied by the number of shares held by such shareholder or by distributing his votes on the same principle among as many candidates as the shareholder may determine. If a proxy is marked "FOR" the election of directors, it may, at the discretion of the proxy holders, be voted cumulatively in the election of directors.

     Abstentions may be specified as to all proposals to be brought before the Annual Meeting other than the election of directors. Approval of each of the other proposals to be brought before the Annual Meeting (not including the election of directors) will require the affirmative vote of at least a majority in voting interest of the shareholders present in person or by proxy at the Annual Meeting and entitled to vote thereon. As to those proposals, if a shareholder abstains from voting it will have the effect of a negative vote on that proposal, but if a broker indicates that it does not have authority to vote certain shares, those votes will not be considered as shares present and entitled to vote at the Annual Meeting with respect to that proposal and therefore will have no effect on the outcome of the vote.

                             ELECTION OF DIRECTORS

NOMINEES

     The presently authorized number of directors of the Company is five, and the five persons presently serving as directors are proposed for election as directors. Directors are elected at each annual meeting of the shareholders and hold office until their respective successors are elected and qualified. The Board of Directors is of the opinion that the election to the Board of Directors of the persons identified below, all of whom are currently serving as Directors of the Company and have consented to continue to serve if elected, would be in the best interests of the Company. The names of such nominees are as follows:

        Robert G. Bartizal
        George L. Bragg
        Hugh K. Gagnier
        William R. Hoover
        Donald K. Skinner

     The shares of each properly executed unrevoked proxy will be voted FOR the election of all of the above named nominees unless the shareholder executing such proxy indicates that the proxy shall not be voted for all or any one of the nominees. If cumulative voting is utilized, the proxy holders intend to distribute the votes represented by each proxy, unless such authority is withheld, among the five nominees named, in such proportion as they see fit. Nominees receiving the highest number of affirmative votes cast, up to the number of directors to be elected, will be elected as directors. Abstentions, broker non-votes, and instructions on the accompanying proxy card to withhold authority to vote for one or more of the nominees will result in the respective nominees receiving fewer votes. If any nominee should become unavailable for election as a Director the proxies will be voted for such substitute nominee, if any, as may be recommended by the Board of Directors. In no event, however, shall the proxies be voted for a greater number of persons than the number of nominees named.

MEETINGS; ATTENDANCE; COMMITTEES

     The Board of Directors of the Company held five meetings during the fiscal year ended December 31, 1997. Each of the directors attended at least 75% of all meetings of the Board of Directors.

     The Stock Option Committee consists of Messrs. Bartizal, Bragg and Hoover. The Stock Option Committee administers the Company's stock option plans. The Stock Option Committee met three times last year and each of the Committee members attended all of these meetings.

     The Compensation Committee consists of Messrs. Bartizal, Bragg, Hoover and Skinner. The Compensation Committee reviews the performance of the executive officers and determines the compensation of such

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

officers. The Compensation Committee met five times last year and each of the Committee members attended all of these meetings.

     The Audit Committee consists of Messrs. Bartizal, Bragg and Hoover. The duties of the Audit Committee are to review and act or report to the Board of Directors with respect to various audit and accounting matters, including the annual audits of the Company (and their scope), the annual selection of the independent auditors of the Company, and the nature of services to be performed by the independent auditors of the Company. The Audit Committee met two times last year and each of the Committee members attended each of these meetings.

                        DIRECTORS AND EXECUTIVE OFFICERS

     Set forth below is certain information with respect to the directors and executive officers of the Company:

               NAME                    AGE                     POSITION
               ----                    ---                     --------
Robert G. Bartizal(1)(2)(3)            65         Director
George L. Bragg(1)(2)(3)               65         Director
William R. Hoover(1)(2)(3)             68         Director
Donald K. Skinner(3)                   57         Chairman of the Board and Chief
                                                  Executive Officer
Hugh K. Gagnier                        42         President, Chief Operating Office
                                                  and Director
Roger Hay                              49         Vice President, Finance and Chief
                                                  Financial Officer
Patrice J. Foliard                     39         Senior Vice President, Sales and
                                                  Marketing
W. Robert Gormley                      55         Vice President, Supplies Division
Kriston D. Qualls                      40         Vice President, General Counsel and
                                                  Secretary

---------------

(1) Member of Stock Option Committee

(2) Member of Audit Committee

(3) Member of Compensation Committee

     ROBERT G. BARTIZAL has been a director of the Company since February 1994. Mr. Bartizal currently serves on the Boards of Directors of Datavision Technology Corp. and Validyne Engineering Corp., both privately-held corporations, and on the Board of Counselors of the UCLA School of Dentistry. In 1986, Mr. Bartizal founded RGB Associates and co-founded Bartizal and Sherby, both business consulting companies, and he has served in executive capacities since then. Prior thereto, Mr. Bartizal served in executive capacities at Logisticon Inc., a manufacturer of real time material management systems, Dataproducts Corporation, a manufacturer of computer printers, Control Data Corporation, and IBM.

     GEORGE L. BRAGG has been a director of the Company since February 1995. Since September 1996, Mr. Bragg has been Chairman and Chief Executive Officer of White River Concepts, Inc., a medical products company. He has served as Chairman of Markwood Capital Alliance, a management consulting and financing services company since September 1994 and also has served as a director of Leasing Solutions, Inc., a computer equipment and software leasing company since 1989. From October 1993 to September 1994, Mr. Bragg was President and a Director of Nichols Institute, a nationwide specialized medical testing services company for physicians, hospitals and other testing laboratories. Nichols Institute was merged with Corning Life Science in September 1994. In his business career, Mr. Bragg has served in various senior executive capacities with Western Digital Corporation, Sooner Federal Savings, Memorex Telex, the Telex Corporation, Memorex Corporation and Collins Radio Corporation.

     WILLIAM R. HOOVER has been a director of the Company since September 1996. Mr. Hoover is Chairman of the Executive Committee and a director of Computer Sciences Corporation, an independent provider of information technology consulting, systems integration and outsourcing to industry and government; prior thereto, he served as Chairman of the Board, Chief Executive Officer and President from 1972 to June 1993, Chairman of the Board and Chief Executive Officer from June 1993 through March 1995 and Chairman of the Board from April 1995 through March 1997. Mr. Hoover serves as a director on the boards of Merrill Lynch & Company, Storage Technology Corporation and Rofin-Sinar Technologies, Inc.

     DONALD K. SKINNER co-founded the Company in 1991 and has served as its Chief Executive Officer since December 1992, and as its Chairman of the Board from July 1995. From January 1991 (inception) to December 1992, Mr. Skinner served as the Company's Executive Vice President and Chief Operating Officer and as President from December 1992 until Mr. Gagnier assumed the position of President in September 1995. From September 1989 to January 1991, Mr. Skinner founded and served as President of Eltron, Incorporated, a manufacturer of custom thermal printers. From January 1989 to August 1989, Mr. Skinner served as General Manager of Axiom-Edwards-CPE Incorporated, a manufacturer of thermal printers. In 1985, Mr. Skinner co-founded and served as Executive Vice President and Chief Operating Officer of Peripheral Technology Corporation, a manufacturer of computer disk drives, and was responsible for new product development, engineering, sales and marketing, and operations. Prior to his tenure at Peripheral Technology Corporation, Mr. Skinner spent 15 years at Dataproducts Corporation, a manufacturer of computer printers. While at Dataproducts Corporation, Mr. Skinner was responsible for the development, manufacturing and marketing of the company's new product lines. Mr. Skinner is a director of Percon, Inc. (Eugene, Oregon), a manufacturer of bar code reading products.

     HUGH K. GAGNIER has been a director of the Company since February 1994. Mr. Gagnier became Executive Vice President and Chief Operating Officer in June 1994, and became President in September 1995. From October 1991 to November 1993, Mr. Gagnier was the Group President of Wangtek and WangDAT, Inc., manufacturers of tape drives for automated data back-up and subsidiaries of Rexon Incorporated, formerly a publicly held company. Prior to his position as Group President, Mr. Gagnier served as President of Wangtek from May 1991 to October 1991, and as Vice President of Engineering from October 1988 to May 1991. Prior to his tenure at Rexon Incorporated, Mr. Gagnier spent three and one-half years at Peripheral Technology Corporation, a disk drive manufacturer, in various engineering management positions.

     ROGER HAY joined the Company in December 1997 as Vice President Finance and Chief Financial Officer. Previously, Mr. Hay served as the Chief Financial Officer of Pinnacle Micro, a manufacturer of optical storage devices, from July 1996 until August 1997. From 1994 until 1996, Mr. Hay was Executive Vice President Finance and Chief Financial Officer of Titan Corporation, a San Diego based communications company. From 1989 to 1993, Mr. Hay was the Chief Financial Officer of International Rectifier, Inc., a manufacturer of semi-conductors.

     PATRICE J. FOLIARD, founder and former president of Privilege S.A. in France, joined the Company in January 1996, through the Company's acquisition of Privilege, S.A., initially serving as president of the Company's newly formed Card Division and in January 1997 became Senior Vice President, Sales and Marketing. Prior to founding Privilege during 1994, Mr. Foliard founded in 1990 AP-Print and Newcode, a French company specializing in the design and production of thermal label printers and card printers. From 1988 to 1989, Mr. Foliard was General Manager of Cominor, a French company which designs accounting software. From 1982 to 1988 he served in Paris with the United Kingdom-based International Computers Limited, and was responsible for sales of minicomputers to end users for two years and then in charge of the sales force for the personal computer line.

     W. ROBERT GORMLEY joined the Company in September 1997 as Vice President, Supplies Division. From 1993 to 1997, Mr. Gormley served as Vice President and General Manager of the Custom Products Division of 20th Century Plastics, Inc., a privately-held manufacturer and marketer of consumer, office and industrial products fabricated from polypropylene and vinyl film. In 1989, Mr. Gormley formed Equivest Business Brokers Inc., a privately-held real estate firm specializing in small business transactions, and served as its President from 1989 until 1993. From 1971 to 1989, Mr. Gormley served in several marketing, sales and general management roles with Avery Dennison Corporation, a manufacturer and marketer of self-adhesive materials, labels and label application systems.

     KRISTON D. QUALLS joined the Company in January, 1998 as Vice President, General Counsel and Secretary. Mr. Qualls previously practiced law from 1986 to December 1997 with the Los Angeles law firm of Graven Perry Block Brody & Qualls, most recently serving as its managing partner, and from 1983 to 1985 with the San Diego law firm of Miller, Ewald and Monson.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the cash compensation paid or accrued by the Company for the year ended December 31, 1997 to its Chief Executive Officer and to the other three most highly compensated executive officers who received total salary and bonuses from the Company of over $100,000 (the "Named Executives").

                                                                                  LONG TERM COMPENSATION
                                                                            ----------------------------------
                                         ANNUAL COMPENSATION                       AWARDS            PAYOUTS
                             --------------------------------------------   ---------------------   ----------
                                                           OTHER ANNUAL     SECURITIES UNDERLYING      LTIP
NAME AND PRINCIPAL POSITION  YEAR    SALARY    BONUS(1)   COMPENSATION(2)      OPTIONS/SARS(#)      PAYOUTS($)
---------------------------  ----   --------   --------   ---------------   ---------------------   ----------
Donald K. Skinner,.........  1997   $210,000   $94,815             --                  --                 --
Chief Executive Officer      1996   $195,000   $85,678             --              60,000                 --
                             1995   $156,850   $98,020             --                  --                 --
Hugh K. Gagnier,...........  1997   $170,000   $75,544             --                  --                 --
President and Chief          1996   $155,000   $68,588             --              40,000                 --
Operating Officer            1995   $149,520   $84,500             --                  --                 --
Patrice J. Foliard,........  1997   $115,000   $54,767             --              20,000
Senior Vice President        1996   $ 67,286   $46,000             --              43,500                 --
Sales and Marketing(3)                                                                                    --
Daniel C. Toomey, Jr.,.....  1997   $115,000   $36,633             --                  --                 --
Chief Financial Officer      1996   $105,000   $62,736             --              25,000                 --
Vice President Finance       1995   $ 80,621   $52,390             --                  --                 --
and Secretary(4)

---------------

(1) Represents performance-based bonuses earned during such fiscal year, regardless of when such bonuses were paid to the officer.

(2) The value of personal benefits furnished to the Named Executives did not exceed the lesser of either $50,000 or 10% of their respective salary and bonus compensation.

(3) Mr. Foliard was President of Card Division from January 1996 until January 1997, when he became Senior Vice President Sales and Marketing.

(4) Mr. Toomey ceased being an executive officer on December 1, 1997 and an employee on December 31, 1997.

     The following table provides information on stock options granted in the year ended December 31, 1997 to the Named Executives:

                OPTIONS GRANTED IN YEAR ENDED DECEMBER 31, 1997

                                          INDIVIDUAL GRANTS
                         ----------------------------------------------------    POTENTIAL REALIZABLE
                           NUMBER       PERCENT OF                                 VALUE AT ASSUMED
                             OF           TOTAL                                    ANNUAL RATES OF
                         SECURITIES    OPTIONS/SARS                                  STOCK PRICE
                         UNDERLYING     GRANTED TO     EXERCISE                    APPRECIATION FOR
                          OPTIONS       EMPLOYEES      OR BASE                      OPTION TERM(1)
                          GRANTED       IN FISCAL       PRICE      EXPIRATION    --------------------
         NAME               (#)            YEAR         ($/SH)        DATE          5%         10%
         ----            ----------    ------------    --------    ----------    --------    --------
Donald K. Skinner......        --           --              --            --           --          --
Hugh K. Gagnier........        --           --              --            --           --          --
Patrice J. Foliard.....    20,000         8.4%         $19.875      04/30/07     $249,985    $633,512
Daniel C. Toomey,
  Jr.(2)...............        --           --              --            --           --          --

---------------
(1) The 5% and 10% assumed rates of appreciation are prescribed by the rules and regulations of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future trading prices of the Common Stock.

(2) Mr. Toomey ceased being an executive officer on December 1, 1997 and an employee on December 31, 1997.

     The following table contains information concerning stock options exercised in the last fiscal year and stock options remaining unexercised on December 31, 1997 with respect to the Named Executive Officers.

          AGGREGATED OPTION EXERCISES IN YEAR ENDED DECEMBER 31, 1997
                       AND FISCAL YEAR END OPTION VALUES

                                                           NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                SHARES                    OPTIONS HELD AT FISCAL                FISCAL
                               ACQUIRED       VALUE             YEAR END(#)                 YEAR-END($)(1)
                                  ON        REALIZED    ---------------------------   ---------------------------
            NAME              EXERCISE(#)      ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----              -----------   ---------   -----------   -------------   -----------   -------------
Donald K. Skinner...........        --             --     15,000         45,000         58,125         174,375
Hugh K. Gagnier.............    65,000      1,378,094      7,500         55,000         29,063         950,938
Patrice J. Foliard..........        --             --     10,875         52,625         92,438         484,813
Daniel C. Toomey, Jr.(2)....    33,442        659,231         --         28,252             --          60,390

---------------
(1) Amounts are shown as the difference between exercise price and fair market value based on the closing price of $30.25 per share at fiscal year ended December 31, 1997.

(2) Mr. Toomey ceased being an executive officer on December 1, 1997 and an employee on December 31, 1997.

EMPLOYMENT AGREEMENTS

     Under the terms of Mr. Skinner's three year employment agreement entered into as of January 1, 1997, Mr. Skinner's 1998 annual base salary is $240,000, subject to adjustment once per year by the Compensation Committee and he may receive incentive bonuses not to exceed 75% of his annual base salary. The Company and Messrs. Gagnier and Foliard have entered into one year employment agreements as of January 1, 1997, which have been extended by the Board for 1998 with an adjustment to their base salaries. Messrs. Gagnier and Foliard currently receive an annual base salary of $180,000 and $130,000, respectively, and may receive incentive bonuses not to exceed 75% of their annual base salaries.

     Pursuant to their employment agreements, Messrs. Gagnier and Foliard are entitled to receive a severance payment equal to their annual base salaries, and Mr. Skinner is entitled to receive a severance payment equal to three times his annual base salary, in the event of a merger or sale of the Company or in the event of a change in control of the Company and such executives do not continue their employment. In the event of the death of any of these executive officers, his estate is entitled to receive any earned but unpaid compensation and an additional payment equal to one year of base salary and bonuses paid during the last full year of employment by the Company. If any such executive officer becomes disabled, he is entitled to receive compensation under his employment agreement for up to one year.

DIRECTORS' COMPENSATION

     Each outside director receives $1,500 for each board meeting attended and $500 for each committee meeting attended; provided, however, that if two or more committee meetings are held on the same day, outside directors in attendance only receive $1,000 for such committee meetings. The Stock Option Committee has also granted stock options to outside directors, at exercise prices equal to the fair market value on the date of the grant. See the discussion of the Company's stock option plans under "Proposal to Amend the 1996 Stock Option Plan to Increase the Number of Shares of Common Stock Reserved For Issuance".

                      REPORT OF THE COMPENSATION COMMITTEE
              OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Compensation Committee is comprised of Donald K. Skinner, Robert G. Bartizal, George L. Bragg and William R. Hoover.

     The Company entered into a three year employment agreement with its chief executive officer, Donald K. Skinner, as of January 1, 1997. Mr. Skinner's compensation for 1997 was governed by such agreement. See "Executive Compensation." In determining the salary and bonus for the chief executive officer, the Compensation Committee based its decisions upon the performance of the Company, as well as a review of the performance of the chief executive officer. Mr. Skinner did not participate in any Compensation Committee decisions concerning his compensation as the Chief Executive Officer. Under the 1997 agreement, Mr. Skinner received an annual base salary of $210,000, which reflects a $15,000 increase from 1996. Mr. Skinner also was eligible to receive an incentive bonus of up to 75% of his base salary, payable on a quarterly basis. During 1997, Mr. Skinner received bonuses during the first three quarters totaling $94,815, which represented approximately 45% of his base salary. For the fourth quarter of 1997, no bonuses were earned.

     The Company entered into one year employment agreements with each of its other executive officers as of January 1, 1997. The base compensation for each of these executive officers was fixed at the time of execution of their respective employment agreements. See "Executive Compensation". Each such executive officer received bonuses under his employment agreement for the first three quarters of 1997, but no bonuses were earned during the fourth quarter. The amount of the bonuses was determined by the Compensation Committee based upon the performance of the Company, as well as a review of the performance of each executive officer. In January 1998, those executive officers with one year employment agreements had the terms of their agreement extended, with salary increases. The executive officers are eligible to receive a bonus for the current fiscal year in an amount to be determined by the Compensation Committee in accordance with the terms of their new employment agreements.

     The Company believes that equity ownership by executive officers provides incentive to build stockholder value and align the interests of executive officers with the interests of stockholders. Upon the hiring of executive officers and other key employees, management may recommend for the Stock Option Committee approval of stock option grants to these new key employees under the Company's stock option plans, subject to applicable vesting periods. Thereafter, the Stock Option Committee will consider awarding grants to these employees on a periodic basis to continue to provide incentives. The Stock Option Committee believes that these additional option grants will provide incentives for executive officers to remain with the Company. Options are granted at the market price of the Company's Common Stock on the date of grant and, consequently, will have value only if the price of the Company's Common Stock increases from the date of grant over the exercise price during the term of the option. In determining the size of the periodic grants, the

Stock Option Committee considers various factors, including the amount of any prior option grants, the executive's or employee's performance during the current fiscal year and his or her expected contributions during the succeeding fiscal year. During 1997, the Company issued stock options to new and existing executive officers and employees based on the preceding factors.

     The foregoing report on executive compensation is provided by the following directors who are members of the Compensation Committee:

                                  Robert G. Bartizal
                                  George L. Bragg
                                  William R. Hoover
                                  Donald K. Skinner

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN
                            COMPENSATION DISCUSSIONS

     During the fiscal year ended December 31, 1997, the Board of Directors had a Compensation Committee consisting of four directors, being Donald K. Skinner, Robert G. Bartizal, George L. Bragg and William R. Hoover. Mr. Skinner also services as Chairman of the Board and Chief Executive Officer of the Company. There are no interlocks between the Company and other entities involving the Company's executive officers and Board members who served as executive officers or Board members of such other entities. Mr. Skinner did not participate in any Compensation Committee decisions concerning his compensation as the Chief Executive Officer.

     PROPOSAL TO AMEND THE 1996 STOCK OPTION PLAN TO INCREASE THE NUMBER OF
                  SHARES OF COMMON STOCK RESERVED FOR ISSUANCE

     Introduction. The Company believes that an integral part of its success is attributable to its ability to continue to attract and retain highly-qualified and dedicated executive officers, key employees and other persons by providing such persons with additional incentives to join and serve the Company and to expend maximum effort to improve the business results and earnings of the Company. The Company's stock option plans are intended to provide eligible persons an opportunity to acquire or increase a direct proprietary interest in the Company by receiving stock options.

     General Features of the Stock Option Plans. The Company has adopted a 1992 Stock Option Plan, a 1993 Stock Option Plan and a 1996 Stock Option Plan (collectively, the "Stock Option Plans" or "Plans") originally covering 433,812 and 667,188 and 500,000 shares, respectively, of the Company's Common Stock. Under these Plans, options to purchase stock may be granted employees, officers and directors of the Company, as well as other persons who render services to or are otherwise associated with the Company.

     The Plans are administered by the full Board of Directors or the Stock Option Committee composed of three members of the Board of Directors. The selection of optionees, allotment of option shares, determination of the exercise price and other conditions of options are determined by the Stock Option Committee. The Plans were adopted to attract, retain and reward persons instrumental to the success of the Company. Incentive stock options and non-qualified options granted under the Plans are exercisable for a period of up to 10 years from the date of grant at an exercise price that is not less than 100% of the fair market value of the Common Stock on the date of grant, except that if an incentive stock option is granted under the Plans to a shareholder owning more than 10% of the voting power of the Company on the date of grant the term of the option may not exceed five years and its exercise price may not be less than 110% of the fair market value of the Common Stock on the date of grant.

     Under the 1996 Plan, upon initially joining the Board, each nonemployee director will receive an option to purchase 15,000 shares at an exercise price equal to the fair market value on the date of grant, vesting one-third on each anniversary of becoming a director, provided that such director remains a director at the time of each vesting. Additionally, on each anniversary of joining the Board, the nonemployee director will receive an option to purchase 5,000 shares at an exercise price equal to the fair market value on the date of grant, which option will be immediately exercisable.

     The 1992 Plan was approved by the Board of Directors of the Company on February 18, 1992 and, unless sooner terminated by the Board of Directors or the Stock Option Committee, will terminate on February 17, 2002. The 1993 Plan was approved by the Board of Directors of the Company on February 1, 1993 and, unless sooner terminated by the Board of Directors or the Stock Option Committee, will terminate on January 31, 2003. The 1996 Plan was approved by the Board of Directors of the Company on August 1, 1996 and, unless sooner terminated by the Board of Directors, will terminate on July 31, 2006. All of the Company's Plans have been registered under the Securities Act of 1933, as amended, on Form S-8.

     Federal Tax Consequences. The grant of a stock option is not a taxable event for the optionee or the Company. Upon exercise of a non-qualified stock option, the optionee will be deemed to receive ordinary income in an amount equal to the difference between the exercise price and the fair market value of the underlying share of Common Stock on the date of the exercise and the Company will be entitled to a deduction for the amount recognized as ordinary income by the optionee. With respect to incentive stock options, an optionee will not recognize taxable income upon exercise of an incentive stock option, and any gain realized upon disposition of shares received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the optionee holds the shares for at least two years after the date of grant and for one year after the date of exercise and the date the stock was purchased, whichever is later. However, the excess of the fair market value of the shares subject to an incentive stock option on the exercise date over the stock option exercise price will be included in the optionee's alternative minimum taxable income in the year of exercise.

     This discussion of the Federal tax consequences of the Stock Option Plans is based upon the Internal Revenue Code provisions currently in effect and is limited to tax consequences for United States Citizens and does not consider the potential impact of state tax laws. Option holders are encouraged to discuss with their own personal tax advisor the ramifications and tax consequences applicable to their personal circumstances.

     Proposed Amendment to the 1996 Plan. At the Board of Directors meeting held December 16, 1997, the Board approved an amendment to all of the Plans to require non-qualified stock options be granted at 100% of the fair market value, rather than at 85% of the fair market value. The Board also approved an amendment to all of the Plans to clarify that the closing price as listed in The Wall Street Journal shall be the "fair market value" of the options on the date of grant. Shareholder approval of these amendments is not required.

     The Board of Directors also reviewed the number of options available for future grant under all of the Plans and, with only approximately 6,000 shares available for future option grants, the Board approved an amendment to the Company's 1996 Plan to increase the number of authorized shares by an additional 325,000 option shares. Shareholders are being asked to approve this amendment to the 1996 Plan.

     The Board of Directors believes this amendment of the 1996 Plan will promote the interests of the Company and its shareholders and enable the Company to attract, retain and reward persons important to the Company's success. Accordingly, the Board of Directors recommends a vote "FOR" approval of this amendment of the 1996 Plan. Proxies solicited by the Board will be so voted in the absence of instructions to the contrary.

                               PERFORMANCE GRAPH

     The chart below sets forth a line graph comparing the performance of the Company's Common Stock against the Nasdaq Composite (U.S. Companies) index and the Nasdaq Computer Manufacturers Stocks (SIC 3570-3579 US & Foreign) index for the period from February 9, 1994 (the date on which the market price of the Company's shares was first quoted by the Nasdaq National Market following the Company's initial public offering) through December 31, 1997. The indices assume that the value of an investment in the Company's Common Stock and each index was 100 on February 9, 1994 and that dividends were reinvested.

        Measurement Period                'Eltron          Nasdaw Composite     Nasdaq Computer
      (Fiscal Year Covered)         International, Inc.'         (US)            Manufacturers
2/9/94                                      100                   100                 100
12/30/94                                    239                    97                 103
12/29/95                                    861                   139                 163
12/31/96                                    488                   168                 218
12/31/97                                    733                   206                 264

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 27, 1998, by (i) each director of the Company, (ii) each Named Executive, (iii) all directors and executive officers as a group, and (iv) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock. Except as noted below, the Company believes that the persons listed below have sole investment and voting power with respect to the Common Stock owned by them.

                                                              SHARES BENEFICIALLY
                                                                   OWNED (1)
                                                              --------------------
            NAME AND ADDRESS OF BENEFICIAL OWNER               NUMBER     PERCENT
            ------------------------------------              --------    --------
FMR Corp.(2)................................................  914,500       12.0%
PBHG Emerging Growth Fund...................................  491,800        6.4%
William Blair & Company, Limited Liability Company..........  430,592        5.6%
Fleet Financial Group, Inc..................................  382,821        5.0%
Donald K. Skinner(3)........................................  562,548        7.4%
Hugh K. Gagnier(4)..........................................   16,000          *
Patrice J. Foliard(5).......................................   10,875          *
Daniel C. Toomey, Jr.(6)....................................   66,884          *
Robert G. Bartizal(7).......................................   49,333          *
George L. Bragg(8)..........................................   38,333          *
William R. Hoover(9)........................................   32,500          *
All directors and current executive officers as a group (9
  persons)(10)..............................................  709,589        9.1%

---------------
 *  Less than 1%.

(1) Based upon 7,651,817 shares of Common Stock outstanding as of March 27,
    1998.

(2) Fidelity Management & Research Company and Fidelity Management Trust Company, each subsidiaries of FMR Corp., are beneficial owners of 787,400 and 127,100 shares of Common Stock, respectively.

(3) Includes 267,548 shares held by the Skinner Revocable Trust, 280,000 shares held by Skinner Irrevocable Blind Trust and 15,000 shares subject to options exercisable presently or within 60 days hereof.

(4) Includes 1,000 shares held directly and 15,000 shares subject to options exercisable presently or within 60 days hereof.

(5) All 10,875 shares are subject to options exercisable presently or within 60 days hereof.

(6) Mr. Toomey ceased being an executive officer on December 1, 1997 and an employee on December 31, 1997.

(7) Includes 26,000 shares held directly and 23,333 shares subject to options exercisable presently or within 60 days hereof.

(8) All 38,333 shares are subject to options exercisable presently or within 60 days hereof.

(9) Includes 15,000 shares held in a revocable trust for the benefit of Mr. Hoover's children and 17,000 shares subject to options exercisable presently or within 60 days hereof.

(10) Includes 119,541 shares subject to options exercisable presently or within 60 days hereof.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the Federal securities laws, the Company's directors, executive officers, and any person holding more than 10% of the Company's Common Stock are required to report their ownership of the Company's securities and any changes in that ownership to the Commission. Specific due dates for these reports have been established, and the Company is required to report in this Proxy Statement any failures to file by such dates. Other than as stated below, the Company knows of no instances of persons who have failed to file or have delinquently filed Section 16(a) reports within the most recently completed fiscal year, except Robert G. Bartizal, a director of the Company, was late in filing a Form 4 with regard to an exercise of options in February 1997, such form being filed during April 1998.

                              INDEPENDENT AUDITORS

     The Company's independent auditors for the fiscal year ended December 31, 1997 were Coopers & Lybrand L.L.P., and the Board of Directors has selected Coopers & Lybrand L.L.P. as the Company's independent auditors for the current fiscal year ended December 31, 1998. A representative of Coopers & Lybrand L.L.P. will be available at the Annual Meeting to respond to appropriate questions or make any other statements as such representative deems appropriate.

                                 OTHER MATTERS

     If any matters not referred to in this proxy statement should properly come before the meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment. The management is not aware of any such matters which may be presented for action at the meeting. Matters incident to the conduct of the meeting may be voted upon pursuant to the proxies.

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

     The Company will furnish without charge a copy of Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 as filed with the Securities and Exchange Commission to any shareholder requesting a copy. Shareholders may write to the Company at:

        Corporate Secretary
        Eltron International, Inc.
        41 Moreland Road
        Simi Valley, California 93065

                      SUBMISSION OF SHAREHOLDER PROPOSALS

     Stockholders are advised that any shareholder proposal, including nominations to the Board of Directors, intended for consideration at next year's Annual Meeting must be received by the Company no later than December 15, 1998 to be included in the proxy material for next year's Annual Meeting. It is recommended that shareholders submitting proposals direct them to the Corporate Secretary, Eltron International, Inc., 41 Moreland Road, Simi Valley, California 93065, and utilize certified mail, return-receipt requested in order to ensure timely delivery.

     THE STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.

                                          By Order of the Board of Directors

                                          /s/ Kriston D. Qualls

                                          Kriston D. Qualls
                                          Secretary

                          APPENDIX TO PROXY STATEMENT

                    AMENDMENT TO ELTRON INTERNATIONAL, INC.
                             1996 STOCK OPTION PLAN

     The 1996 Stock Option Plan (the "Plan") of Eltron International, Inc., a California corporation (the "Company"), is hereby amended in the following respects:

     1. Section 4, entitled "Stock Subject to Plan," is hereby amended to delete the first sentence and to add a new first sentence as follows:

          "There shall be reserved for issuance upon the exercise of options granted under the Plan 825,000 shares of Common Stock of the Company ("Stock") or the number of shares of Stock which, in accordance with the provisions of Section 10 hereby, shall be substituted therefore."

This Amendment reflects a 325,000 share increase in the number of authorized shares from 500,000 to 825,000.

     2. The definition of "fair market value", as defined in the third sentence of Section 5(a)(1), entitled "Option Price", is hereby amended to delete the third sentence and to add a new third sentence as follows:

          "The fair market value of the shares shall be determined by the Board or the Plan Committee in its discretion; provided, however, that if there is a public market for the Common Stock, the fair market value per Share shall be, in the event the Common Stock is listed on the NASDAQ National Market System or on a stock exchange, the closing price as listed in "The Wall Street Journal", and, if not so listed, the fair market value shall be the price determined by the Board or Plan Committee based upon such evidence as it may deem necessary or desirable.

     3. Section 5(b)(1), entitled "Option Price." is hereby deleted in its entirety and replaced as follows:

          "The price to be paid for each share upon the exercise of each nonqualified stock option shall be determined by the Board or Plan Committee at the time the option is granted (as defined in Section 5(a)(1)), but shall not be less than 100% of the fair market value (as defined in Section 5(a)(1))."

     4. Except as amended above, in all other respects the Plan is hereby ratified and confirmed. These amendments to the Plan have been approved by the Board of Directors on December 16, 1997 and, except for the amendment of Section 4 (which is amended subject to receipt of appropriate shareholder approval), are deemed effective as of December 16, 1997.

                                          By Order of the Board of Directors:



                                          /s/ KRISTON D. QUALLS
                                          --------------------------------------
                                              Kriston D. Qualls
                                              Secretary of the Company

                           ELTRON INTERNATIONAL, INC.

             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 14, 1998

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ELTRON
                              INTERNATIONAL, INC.

      The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 10, 1998, and does hereby appoint Donald K. Skinner, Hugh K. Gagnier and Kriston D. Qualls (the "Proxies"), and each of them, with full power of substitution, as the proxy of the undersigned to represent the undersigned and to vote all shares of Common Stock of Eltron International, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders, to be held on May 14, 1998, at the Radisson Hotel, 999 Enchanted Way, Simi Valley, California 93065, and at any adjournments thereof. The following are proposed by Elton International, Inc.

      1. ELECTION OF DIRECTORS:

       [ ] FOR all nominees as listed below (except as marked to the contrary)

      INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name on the line that follows:

--------------------------------------------------------------------------------

          [ ] WITHHOLD AUTHORITY to vote for all nominees listed below

Donald K. Skinner, Hugh K. Gagnier, Robert G. Bartizal, George L. Bragg, William
                                   R. Hoover

    PROXIES NOT MARKED TO WITHHOLD AUTHORITY WILL BE VOTED FOR THE ELECTION
         OF ALL NOMINEES WHOSE NAMES ARE NOT WRITTEN ON THE ABOVE LINE.

                   (CONTINUED ON REVERSE SIDE OF PROXY CARD)

                         (CONTINUED FROM PREVIOUS SIDE)

      2. To approve an amendment to the Company's 1996 Stock Option Plan to increase by 325,000 the number of shares of the Company's Common Stock available for future option grants.

                [ ] FOR         [ ] AGAINST         [ ] ABSTAIN

      3. At their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

          THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTED. WHERE NO DIRECTION IS MADE, THE SHARES WILL BE VOTED FOR PROPOSAL 1 AND PROPOSAL 2.

                                                       DATED:             , 1998
                                                             -------------

                                                       -------------------------
                                                       (Signature)

                                                       -------------------------
                                                       (Signature, if held
                                                       jointly)

                                                       Please sign exactly as
                                                       your name or names appear
                                                       hereon, and when signing
                                                       as attorney, executor,
                                                       administrator, trustee or
                                                       guardian, give your full
                                                       title as such. If the
                                                       signatory is a
                                                       corporation, sign the
                                                       full corporate name by a
                                                       duly authorized officer.

          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.